Exhibit 5.1

August 19, 2011

First Federal Bancshares of Arkansas, Inc.
1401 Highway 62-65 North
Harrison, Arkansas 72601

Re:           Post-Effective Amendment No. 1 to the Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to First Federal Bancshares of Arkansas, Inc., an Arkansas corporation (the “Company”), in connection with the preparation and filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed on June 28, 2006, Registration No. 333-135402 (the “Registration Statement”), pursuant to Rule 414(d) of the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of common stock, par value of $.01 per share (the “Shares”), of the Company issuable under the First Federal Bancshares of Arkansas, Inc. Employees’ Savings & Profit Sharing Plan and Trust (the “Plan”), in connection with, and upon completion of, a reincorporation conversion whereby the Company’s predecessor, First Federal Bancshares of Arkansas, Inc., a Texas corporation (“FFBOA Texas”), converted into the Company.  We note that the Company is deemed a “successor issuer” of FFBOA Texas for purposes of Rule 414(d) under the Securities Act, and may expressly adopt the Registration Statement of FFBOA Texas as its own registration statement for all purposes of the Securities Act by filing Post-Effective Amendment No. 1 to the Registration Statement.

We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion.  Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares to be offered and sold, when issued and delivered in accordance with the terms and provisions of the Plan, against receipt of the consideration provided for therein, will be validly issued, fully paid, and nonassessable.  This opinion is given on the basis of the law and the facts existing as of the date hereof. We assume no obligation to advise you of changes in matters of fact or law which may thereafter occur.

In rendering this opinion, we have (i) assumed and have not independently verified (a) the due authorization, execution and delivery of the Plan, (b) that all signatures on all certificates and other documents examined by us are genuine, that all natural persons who affixed such signatures had the legal capacity to do so, and that, where any such signature purports to have been made in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (ii) as to certain factual matters, relied upon certificates and statements of public officials and of the Company and its officers and have not  independently checked or verified the accuracy of the factual statements contained therein. In addition, our examination of matters of law has been limited to the Arkansas Business Corporation Act of and all applicable provisions of the Arkansas Constitution and reported judicial decisions interpreting such laws and the federal laws of the United States of America and reported judicial decisions interpreting such laws, in each case as in effect on the date hereof.

In rendering this opinion, we have also assumed that the Shares, when issued, will be duly authenticated by the transfer agent and registrar for the Shares and that the certificates, if any, evidencing the Shares to be issued will be manually signed by one of the authorized officers of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours, /s/ Kutak Rock LLP